Exhibit 10.2

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT. CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

SETTLEMENT AND LICENSE AGREEMENT

          THIS SETTLEMENT AND LICENSE AGREEMENT (this “Agreement”) is made as of August 15, 2005, by and among Overture Services, Inc., a Delaware corporation (“Overture”), Yahoo! Inc., a Delaware corporation (“Yahoo!”), and MIVA, Inc., a Delaware corporation, formerly known as FindWhat.com (“MIVA”).

R E C I T A L S

          WHEREAS, Overture, as a result of its research and development and pursuant to assignment, is the owner of all right, title and interest in and to certain patents relating to search methods and apparatus for use with computer networks such as the Internet;

          WHEREAS, Overture, Yahoo!, and MIVA are parties to litigation in the case of Overture Services, Inc. v. FindWhat.com, Inc., Case No. SA CV 03-00685 CJC (Ex) (C.D. Cal.) (the “Subject Litigation”), which relates to certain of such patents;

          WHEREAS, MIVA has fully considered, and has had ample opportunity to obtain discovery with respect to, whether or not MIVA is infringing one or more of such patents and whether or not one or more of such patents may be invalid or otherwise unenforceable;

          WHEREAS, MIVA has fully considered the geographic scope of the Overture patents, and each of the parties acknowledges (under the circumstances of their respective businesses) the difficulty and uncertainty of applying such patents on a territorial basis;

          WHEREAS, Overture, Yahoo!, and MIVA have determined that it is in their mutual interest to avoid the expense, distraction, risk and uncertainty of further litigation and desire to settle the Subject Litigation; and

          WHEREAS, Overture, Yahoo!, and MIVA, after taking into account the foregoing and other facts and circumstances (including the current and expected future circumstances of their respective businesses), have agreed to certain terms and conditions (including the payment by MIVA of certain specified amounts as settlement payments and revenue-based amounts as royalties) for their mutual convenience.

          NOW, THEREFORE, in consideration of and in reliance on the foregoing (which the parties acknowledge and agree to be the basis for this Agreement), and on the other terms and conditions contained in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I DEFINITIONS

          Unless otherwise expressly provided herein, the following capitalized terms, whenever used in this Agreement, shall have the meanings ascribed to them below:

          “Affiliated Entity” means any Entity which (as of the Effective Date or at any time thereafter during the Term) directly or indirectly controls, is controlled by, or is under common control with, another Entity. For purposes of this Agreement, “control” of an Entity means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Entity, whether through ownership of voting securities, by contract, or otherwise. Without limiting the foregoing, an Entity shall be deemed to control another Entity if it beneficially owns, directly or indirectly, at least fifty percent (50%) of the outstanding equity securities or other ownership interests entitled to vote for the election of, or appoint, directors, managers or other managing authority.

*** CONFIDENTIAL TREATMENT REQUESTED

          “Change of Control” means, as to an Entity (“subject Entity”), (i) a merger, consolidation or reorganization of such subject Entity with another Entity, regardless of which Entity is the surviving Entity, (ii) a sale or other Transfer of all or substantially all of the assets of such subject Entity or a substantial portion of the business of such subject Entity, or (iii) the acquisition by another Entity or Person, whether alone or with other Persons, of (A) “control” (as such term is defined in the definition of “Affiliated Entity” above) of such subject Entity or (B) any substantial portion of the business of such subject Entity (except that, notwithstanding this clause (iii), the acquisition by another Entity, alone or with other Persons, of such “control” shall not be deemed a “Change of Control” if (1) such acquiring Entity and other Persons are and remain wholly owned subsidiaries (directly or indirectly) of such subject Entity, (2) such acquisition is part of a reorganization effected for such subject Entity’s own benefit (e.g., for corporate structuring, financing or tax reasons), and (3) there is no material change in the governance or management of such subject Entity, and, in any event, a Change of Control will be deemed to occur if any of such acquiring Entity or other Persons ceases to be a wholly owned subsidiary (directly or indirectly) of such first Entity).

          “Earned Royalties” means royalties paid or payable by MIVA to Overture pursuant to Section 3.2.

          “Effective Date” means the first date on which this Agreement shall have been executed by all parties hereto.

          “Entity” means any corporation, limited liability company, general or limited partnership, sole proprietorship, trust, estate, joint venture entity, Governmental Authority, or other legally recognized entity or body, whether domestic or foreign, in whatever capacity.

          “Event of Bankruptcy” means, with respect to any Person, the occurrence of any of the following events: (i) the filing of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal, state or foreign insolvency law, or the filing of an answer consenting to or acquiescing in any such petition; (ii) the making of any general assignment for the benefit of its creditors, or the admission in writing of its inability to pay debts as they become due; (iii) the expiration of thirty (30) days after the filing of an involuntary petition under Title 11 of the United States Code or any other federal, state or foreign insolvency law, an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within such thirty (30)-day period; (iv) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar agent for such Person or for any substantial part of such Person’s assets or property; and (v) the ordering of the winding up or liquidation of such Person’s affairs.

*** CONFIDENTIAL TREATMENT REQUESTED

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          “MIVA Patents” means ***.

          “MIVA Subsidiary” means any wholly owned subsidiary (directly or indirectly) of MIVA for so long as it remains a wholly owned subsidiary of MIVA.

          “Governmental Authority” means any legislative, judicial, executive or other governmental court, tribunal, legislature, council, authority, office, branch, department, agency, commission, body, corporation or instrumentality, whether foreign, federal, state or local.

          “Included Territory” means the U.S. (including its territories and possessions) and any other country or territory in which there is an Overture Patent issued, including any country or territory to which an issued Overture Patent is applicable.

          “Included Territory Revenue” means total gross revenue associated with a Licensed Service that is provided in, from or to any Included Territory. For purposes of this Agreement, and without limitation of the foregoing, a Licensed Service is provided in, from or to an Included Territory (and revenue therefrom constitutes “Included Territory Revenue”) if (i) any systems, technologies, methodologies, services or components of the Licensed Service are physically located in, or are operated from, an Included Territory, (ii) the solicitation of advertisers or other sources of revenue associated with the Licensed Service is targeted to an Included Territory, or (iii) the Licensed Service is targeted at end users in an Included Territory (as evidenced by criteria such as the language of the advertisement or other material; the countries to which advertisers target, and are willing and able to ship, products; and the countries in which the advertisers are physically located and are willing and able to provide services). The parties agree that references in this Agreement to “revenue” means revenue under U.S. generally accepted accounting principles consistently applied (and that any related terms also will be interpreted in accordance with U.S. generally accepted accounting principles consistently applied).

          “Initial Payment” has the meaning ascribed to such term in Section 3.1.

          “Minimum Payments” means the minimum royalty payments required by Section 3.2.

          “Licensed Service” means a “paid listing” service operated by or for MIVA or a MIVA Affiliated Entity which falls within the scope of a claim of an Overture Patent issued in any Included Territory, as such service has been made available prior to the Effective Date or is made available from time to time after the Effective Date during the Term by MIVA or a MIVA Affiliated Entity (including any modified or future version of such service), including systems, technologies, methodologies, services, and components to the extent used by MIVA or its Affiliated Entity to provide such service. For purposes of clarification, the parties acknowledge that a “‘paid listing service” means a search (including, without limitation, key word search), look-up, reference or similar service in connection with which search results, listings, advertising, promotions, marketing information, or similar information is or are made available to the end users of such service, including any pay for placement. Without limiting the generality of the foregoing, the parties agree that the “paid listing” service as it is offered by MIVA on the Effective Date in the United States is a Licensed Service. ***.

*** CONFIDENTIAL TREATMENT REQUESTED

          “Licensed Service Revenue” means Included Territory Revenue earned by or otherwise payable to MIVA or its Affiliated Entities, but excluding ***.

          “*** Acquirer” means an Entity that together with its Affiliated Entities has a Market Value during the Term equal to or exceeding $*** or a successor or assign of any such Entity or Affiliated Entities. In connection with a Change of Control, the Market Value of an Entity as a result of the Change of Control (including the Market Value of the party subject to the Change of Control, the Successor Entity, and any other Entities that are or will become Affiliated Entities) will be based on the cumulative Market Values as of the date when a definitive agreement for the Change of Control is entered into.

          “Market Value” means: (i) for a public Entity, the market capitalization of its outstanding shares; and (ii) for a private Entity, the fair market value of such Entity, as evidenced by (A) the valuation attributed to such Entity in any Change of Control with respect to, or other acquisition or investment involving, such Entity, (B) if a valuation based on (A) is not available or possible to obtain, a valuation made by any of the “Big Four” accounting firms or Standard & Poor’s Corporate Value Consulting group (or, in each case, any of their successors) designated and paid by Overture or any other professional services firm selected by Overture and approved by MIVA (which approval will not be conditioned or unreasonably withheld or delayed), or (C) if a valuation based on (A) or (B) is not available or possible to obtain, the book value of the assets of such Entity.

          “Overture Patents” means (i) U.S. Patent Nos. 6,269,361 (the “‘361 patent”) and 6,078,866 (the “‘866 patent”), ***.

          “Overture/Yahoo! Subsidiary” means any wholly owned subsidiary (directly or indirectly) of Overture or Yahoo! for so long as it remains a wholly owned subsidiary of Overture or Yahoo!.

          “Person” means any individual, in whatever capacity (including as trustee, receiver, conservator, administrator or liquidator), or Entity.

          “Private Label Partner” means a Person that enters into an agreement with MIVA or a MIVA Affiliated Entity under which MIVA or a MIVA Affiliated Entity operates a Licensed Service for or in the name (or based on the branding) of such Person.

          “Private Label Revenue” means the Included Territory Revenue earned by or otherwise payable to a Private Label Partner or MIVA or their Affiliated Entities that is associated with a Private Label Service or the use of any portion thereof, but excluding ***.

          “Private Label Service” means a Licensed Service operated by MIVA or a MIVA Affiliated Entity for or in the name (or based on the branding) of a Private Label Partner, including systems, technologies, methodologies, services, and components to the extent used by MIVA or the Affiliated Entity to provide such Licensed Service.

*** CONFIDENTIAL TREATMENT REQUESTED

          “Prohibited Acquirer/Beneficiary” means *** and its Affiliated Entities and any successor or assign of *** or its Affiliated Entities.

          “Specified Field” means ***.

          “Subsidiaries” means the MIVA Subsidiaries or Overture/Yahoo! Subsidiaries, as applicable.

          “Successor Entity” means any Entity that “controls” (as such term is defined in the definition of “Affiliated Entity” above) MIVA (including any successor or assign) or any substantial portion of its business after a Change of Control with respect to MIVA (including any successor or assign), together with the Affiliated Entities of such Entity.

          “Term” has the meaning ascribed to such term in Section 6.1.

          “Transfer” means (with respect to any right, property or asset) sell, convey, distribute, exchange, convey, gift, devise, bequeath, assign, lease, license, pledge, hypothecate, grant a lien on, grant a security interest in, or otherwise alienate, transfer, encumber or dispose of such right, property or asset or any interest therein or right thereto, in whole or in part, whether directly or indirectly (through another Person or otherwise), whether voluntarily, involuntarily, by operation of law or otherwise, and whether with or without consideration. The terms “Transferor” and “Transferee” shall have the correlative meanings.

ARTICLE II GRANT OF LICENSES

2.1 Subject to the terms and conditions of this Agreement, Overture, on behalf of itself and itsAffiliated Entities, hereby grants to MIVA a worldwide, non-exclusive, non-transferable (subject to Article IX), non-sublicensable (except as set forth below in this Section 2.1), royalty-bearing, limited license under the Overture Patents to allow MIVA or a MIVA Subsidiary to operate (a) the Licensed Service on its own owned and operated websites (including but not limited to www.findwhat.com and www.espotting.com), as such Licensed Service has been provided prior to the Effective Date or as any modified or future version of such Licensed Service is provided from time to time after the Effective Date by MIVA or a MIVA Subsidiary, (b) any Private Label Service at any websites of (and in the name and based on the branding of) Private Label Partners of MIVA, as such Private Label Service has been provided prior to the Effective Date or as any modified or future version of such Private Label Service is provided at the websites of such Private Label Partners from time to time after the Effective Date by MIVA or a MIVA Subsidiary, and (c) other Licensed Services to which Overture expressly agrees in writing (in Overture’s sole and unfettered discretion, for any or no reason) the license of this Section 2.1 will apply. MIVA may sublicense its rights under the foregoing license to MIVA Subsidiaries, provided that the MIVA Subsidiaries are bound by the terms and conditions of this Agreement and (i) the rights of MIVA Subsidiaries shall be no greater than those of MIVA and the sublicense shall not expand the scope or other terms of the license or other rights, and (ii) the sublicense and other rights of any MIVA Subsidiary shall terminate if and when such Entity ceases to be a MIVA Subsidiary.

*** CONFIDENTIAL TREATMENT REQUESTED

2.2 Subject to the terms and conditions of this Agreement, MIVA, on behalf of itself and its Affiliated Entities, hereby grants to Overture and Yahoo! a worldwide, non-exclusive, non-transferable (subject to Article IX), non-sublicensable (except as set forth below in this Section 2.2), royalty-free license under the MIVA Patents to allow Overture and Yahoo! to operate their respective businesses in the Specified Field, whether now existing or hereafter commenced, including the making, using, having made, importing, selling and otherwise providing and distributing services and products in connection with such businesses. Overture and Yahoo! may sublicense their rights under the foregoing license to Overture/Yahoo! Subsidiaries, provided that the Overture/Yahoo! Subsidiaries are bound by terms and conditions of this Agreement and (i) the rights of Overture/Yahoo! Subsidiaries shall be no greater than those of Overture and Yahoo! and the sublicense shall not expand the scope or other terms of the license or other rights, and (ii) the sublicense and other rights of any Overture/Yahoo! Subsidiary shall terminate if and when such Entity ceases to be a Overture/Yahoo! Subsidiary.

2.3 Notwithstanding anything else in this Agreement to the contrary, except as otherwise provided in this Section 2.3, in no event will any of the licenses or other rights granted by Overture or Yahoo! (including their Affiliated Entities) under this Agreement in any way, directly or indirectly, apply to or otherwise inure to the benefit of any Prohibited Acquirer/Beneficiary or any transaction therewith or therefor (whether as a Private Label Partner, as a Successor Entity, as an Affiliated Entity, by sublicense, through any joint development or joint venture arrangement, through a services or supply arrangement, or otherwise). ***.

2.4 No party hereto grants to any Person under this Agreement any right, title or interest in and to its intellectual property other than as expressly provided herein and subject to the terms and conditions hereof. Each party hereby retains all rights not expressly granted by this Agreement. Each party hereby disclaims any and all implied licenses and any other rights.

ARTICLE III SETTLEMENT PAYMENTS AND ROYALTIES

3.1 As part of settlement of the Subject Litigation, MIVA shall pay to Overture an initial payment of $8,000,000 (the “Initial Payment”), payable in cash (by wire transfer) within five days after the Effective Date. Notwithstanding anything in this Agreement to the contrary, Overture’s receipt of the Initial Payment shall be a condition precedent to the effectiveness of the grant of the license and other rights set forth in Section 2.1 and the dismissal obligations and releases of Overture and Yahoo! set forth in Article VIII.

3.2 MIVA shall also pay royalties to Overture, for each *** (or part thereof) during the Term, equal to ***% of the Licensed Service Revenue and the Private Label Revenue. Notwithstanding the foregoing, the parties agree that MIVA shall pay a *** royalty rate equal to ***% of the Licensed Service Revenue and Private Label Revenue until the earlier of (a) a Change of Control of MIVA involving a *** Acquirer, or (b) the Market Value of MIVA and its Affiliated Entities (including any Successor Entity) exceeds $*** (whether because of a Change of Control involving a *** Entity, *** in MIVA’s Market Value, or otherwise). In any event, MIVA shall pay to Overture under this Section 3.2 minimum royalties of not less than $*** per *** during the *** years of the Term.

*** CONFIDENTIAL TREATMENT REQUESTED

3.3 ***

3.4 All payments under this Agreement are non-refundable and, payments are not creditable against (and cannot be used to offset) any other obligations (including payment obligations) of MIVA or its Affiliated Entities under this Agreement or otherwise.

ARTICLE IV REPORTS; BOOKS AND RECORDS

4.1 Within *** days after the end of each *** ending after the Effective Date, MIVA shall furnish to Overture a written report (the “Royalty Statement”), in a form reasonably requested by Overture, and certified by the chief executive officer or chief financial officer and co-signed by the principal accounting officer of MIVA to be correct to the best of such officer’s knowledge and information after reasonable investigation, setting forth the combined total of Licensed Service Revenue and combined total of Private Label Revenue, the respective royalty rates applied thereto, the Earned Royalties payable thereon, and the basis for calculation of such Earned Royalties. ***

4.2 MIVA and its Affiliated Entities shall maintain (and, in the case of Private Label Revenue, shall cause Private Label Partners to maintain) complete and accurate records and books of account in sufficient detail and form to enable determination and verification of Licensed Service Revenue, Private Label Revenue and Earned Royalties for each *** until *** after the *** royalty payment for such *** is paid or payable. *** each *** during the Term and for a period of *** after expiration or termination thereof, Overture shall have the right, at its expense (except as provided below) and upon *** days’ prior written notice, to audit the books and records of MIVA and its Affiliated Entities during regular business hours for the purpose of verifying Licensed Service Revenue, Private Label Revenue and Earned Royalties, using independent auditors reasonably acceptable to MIVA (provided that any of the “Big Four” accounting firms or their successors shall be deemed acceptable to MIVA and further, provided that such auditors agree in writing to confidentiality provisions similar to those set forth in Section 5.2 of this Agreement as MIVA may reasonably request. For any audit performed hereunder, if the auditor’s calculation of Earned Royalties for any *** is more than ***% of the Earned Royalties initially paid by MIVA for such ***, (a) MIVA shall immediately pay to Overture the reasonable cost of the audit, and (b) such audit shall not count for purposes of the limit of *** per *** under this Section 4.2. In addition, if the auditor’s calculation of Earned Royalties for the period covered by the audit is greater than the Earned Royalties paid by MIVA for such period, MIVA shall immediately pay to Overture any amounts underpaid, as determined by the results of such audit. If such audit reveals any over-payment by MIVA, MIVA shall receive a credit in the amount of the over-payment against future royalties owed to Overture, and if no future royalties are owed by MIVA to Overture, Overture shall promptly issue a refund of such overpayment to MIVA. Also, MIVA shall, at Overture’s request, audit the books and records any Private Label Partner for the purpose of verifying Private Label Revenue, if MIVA has such right and subject to any terms and conditions that apply to such right. Responsibility for the reasonable cost of the audit will be determined in good faith by Overture and MIVA (with Overture agreeing to pay such cost if MIVA had and has no plan or intention to conduct such an audit on its own).

*** CONFIDENTIAL TREATMENT REQUESTED

ARTICLE V CONFIDENTIALITY

5.1 The parties intend for this Agreement and the terms of this Agreement (together with any transactions contemplated by this Agreement or as part of the settlement) to be and remain confidential and, except as provided below, each party shall strictly maintain the confidentiality hereof and thereof.

5.2 Notwithstanding the confidentiality of this Agreement, the parties may disclose the existence (but not any of its terms) of this Agreement to any third party. MIVA shall not make any statement to the media or issue any press release regarding this Agreement (or any license, transaction or term hereof or contemplated by this Agreement or as part of the settlement) or the Subject Litigation, except that MIVA may issue the press release regarding this Agreement approved by Overture (which press release will be limited to a statement that the parties have settled the Subject Litigation) and may make the statements set forth in Exhibit B. Neither Yahoo! nor Overture shall make any statement to the media or issue any press release regarding this Agreement (or any license, transaction or term hereof or contemplated by this Agreement or as part of the settlement) or the subject matter of the Subject Litigation, except that Yahoo! and/or Overture may make statements and/or issue press releases approved (or containing or consisting of statements approved) in writing by MIVA (which approval will not be unreasonably withheld or delayed) (the statements set forth in Exhibit B are approved by MIVA). In addition, if either party determines upon the advice of legal counsel that disclosure of this Agreement or its terms (or any transactions contemplated by this Agreement or as part of the settlement) to a third party is required by applicable law, regulation (including regulations under the Exchange Act), court order, government agency or arbitration proceeding, such party may make such disclosure, provided that the disclosing party gives notice in writing to the other parties at least fifteen (15) days in advance of such disclosure (or, if less time is permitted by law, immediately upon learning of the need for such disclosure) and (as reasonably requested by the non-disclosing parties) exercises reasonable efforts to limit the disclosure and seeks confidential treatment of this Agreement and its terms (including redaction of terms that a party reasonably regards as particularly sensitive) to the maximum extent permitted by law. Notwithstanding the foregoing, MIVA shall be permitted to make in Exchange Act filings the disclosure approved by Overture in its Form 8-K regarding the existence of this Agreement and disclosures consistent with and limited to such disclosure. The parties will, directly and through their respective counsel, in good faith consult and seek to reach agreement regarding the foregoing. In addition, a party may disclose this Agreement and its terms (a) in confidence to its financial, accounting, legal and other advisors, (b) to the extent disclosure is required to enforce the terms of this Agreement, and (c) to financial, accounting and legal advisors for another Entity as part of the due diligence investigation by the Entity in anticipation of an investment in or acquisition of a party hereto (or other similar transaction involving such a party), provided that both such Entity and such party have a good faith intent to consummate such investment or acquisition (or similar transaction) and such advisors agree to be bound by this confidentiality provision.

*** CONFIDENTIAL TREATMENT REQUESTED

5.3 The parties acknowledge and agree that all of the terms and conditions of this Article V are material to the decision of the parties to enter into this Agreement and that any act or omission inconsistent with the provisions of this Article V (including any disclosure or statement regarding this Agreement, other than statements in the press release of each party approved in writing by the other parties in accordance with Section 5.2) would be a material breach of this Agreement.

ARTICLE VI TERM AND TERMINATION

6.1 Unless sooner terminated in accordance with this Agreement, this Agreement shall become effective on the Effective Date (subject to Section 3.1) and shall continue in full force and effect for the entirety of the period until the last to expire throughout the world of the Overture Patents (i.e., until there is no longer any Overture Patent in effect in any country) (such period, the “Term”). Notwithstanding the foregoing, the Term shall end earlier if and when, but only if and when, all claims of the Overture Patents throughout the world are finally declared invalid, pursuant to the law applicable to such patents in each relevant jurisdiction, in administrative or adjudicative proceedings (as applicable in the relevant jurisdiction) from which all appeals are exhausted.

6.2 The licenses and other rights required to be granted by an Affiliated Entity of a party to the other party (including its Subsidiaries) under Article II shall continue and remain in full force and effect notwithstanding that after the Effective Date such Entity ceases to be an Affiliated Entity of the party.

6.3 Overture may (at its option) immediately terminate this Agreement by providing written notice to MIVA in the event:

(a) an Event of Bankruptcy occurs in respect of MIVA or a Successor Entity;

(b) MIVA or any of its Affiliated Entities (including a Successor Entity) materially breaches this Agreement and such material breach is not cured in full to the reasonable satisfaction of Overture within *** days of Overture's notice of such breach;

(c) MIVA or any of its Affiliated Entities (including a Successor Entity) directly or indirectly challenges the validity or enforceability of any Overture Patent or claim thereof anywhere in the world; or

(d) ***.

6.4 MIVA may (at its option) immediately terminate this Agreement by providing written notice to Overture in the event:

(a) an Event of Bankruptcy occurs in respect of Overture; or

*** CONFIDENTIAL TREATMENT REQUESTED

(b) Overture materially breaches this Agreement and such material breach is not cured in full to the reasonable satisfaction of MIVA within *** days of MIVA's notice of such breach.

6.5 Expiration or termination of this Agreement shall not affect any rights or obligations accrued prior to the effective date of such expiration or termination, and specifically shall not affect MIVA’s obligations to pay in full the Initial Payment, any Minimum Payments that accrued prior to expiration or termination, and any Earned Royalties that accrued prior to expiration or termination, which obligations shall survive expiration or termination of this Agreement. Expiration or termination of this Agreement also shall not affect the provisions of Article I, Article IV (for the periods described in such Article IV), Article V, Article VII (provided, however, in the event of termination by MIVA pursuant to Section 6.4 for material breach by Overture, Section 7.3 shall not survive termination of this Agreement), Article VIII (provided that the releases for the benefit of MIVA and its Affiliated Entities shall be subject to MIVA’s having made the Initial Payment and, if this Agreement is terminated by Overture pursuant to Section 6.3, the Minimum Payments), Article IX (to the extent any licenses or other rights survive termination), and Article X, each of which provisions shall survive the expiration or termination of this Agreement. In addition, expiration or termination of this Agreement shall not affect the licenses and other rights set forth in Section 2.2, which licenses and other rights shall remain in full force and effect, except that if this Agreement has been terminated by MIVA for material breach by Overture pursuant to Section 6.4, such licenses shall not remain in full force and effect after termination of this Agreement.

6.6 The termination rights provided in this Article VI shall be the sole termination rights of the parties; however, such termination rights shall be in addition and without prejudice to any other non-termination rights which the parties may have (under this Agreement, under applicable law or otherwise) with respect to any breach of this Agreement. Any termination of MIVA's license or other rights under Section 2.1 shall immediately also terminate MIVA Subsidiaries' sublicenses and other rights as sublicensees of the Overture Patents. Any termination of Overture’s and Yahoo!’s license or other rights under Section 2.2 shall immediately also terminate Overture/Yahoo! Subsidiaries’ sublicenses and other rights as sublicensees of the MIVA Patents.

ARTICLE VII REPRESENTATIONS AND WARRANTIES; COVENANTS

7.1 Overture represents and warrants that it owns the entire right, title and interest in and to the Overture Patents.

7.2 MIVA represents, warrants and covenants that it and its Affiliated Entities are in compliance with, and shall comply with, all foreign and United States federal, state, and local laws, regulations, rules and orders applicable to this Agreement, including the subject matter set forth herein.

7.3 MIVA represents, warrants and covenants that it shall not, and shall cause each of its Affiliated Entities (including any Successor Entity) not to, directly or indirectly challenge the validity or enforceability of any Overture Patent (including any claim thereof) anywhere in the world.

*** CONFIDENTIAL TREATMENT REQUESTED

7.4 Each party hereto represents, warrants and covenants to the other that:

(a) It has and will have the full power, capacity, authority and right to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly authorized by all necessary action and constitutes and will constitute such party’s valid and binding agreement, enforceable against such party and its Affiliated Entities in accordance with its terms.

(c) It has made, and in the future will make, this Agreement binding on itself and its Affiliated Entities.

(d) No approval, authorization, consent or filing (other than any obligation to file certain information pursuant to the Exchange Act) is or will be required in connection with its execution, delivery and performance of this Agreement which has not heretofore been obtained or made.

(e) Its execution and delivery of this Agreement does not and will not contravene or conflict with its articles or certificate of incorporation, bylaws or other organizational or charter document, as applicable, or with any agreement, contract or other instrument, or any law, rule, regulation, order or decree, binding upon or applicable to it or any of its Affiliated Entities.

(f) It has relied entirely upon its own judgment, belief and knowledge of the nature, extent and duration of the claimed damages in the Subject Litigation, its assessment of the patents licensed under this Agreement, the likelihood of infringement and/or validity of such patents (both before and after the Effective Date), the current and expected business circumstances of it and its current and future Affiliated Entities, and the advice and recommendations of its own independently selected counsel, and, accordingly, neither it nor its Affiliated Entities shall (or shall have the right to) deny or challenge the validity of this Agreement or the obligations of the parties hereunder.

7.5 EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE VII, (a) THE LICENSES AND OTHER RIGHTS GRANTED UNDER THIS AGREEMENT ARE GRANTED “AS IS,” (b) NO PARTY GRANTS, OR WILL BE DEEMED TO GRANT, ANY REPRESENTATIONS OR WARRANTIES. Without limitation of the generality of the foregoing, nothing in this Agreement shall be construed as (a) a representation or warranty that any Overture Patent or MIVA Patent is valid, or that the operation of the Licensed Service does not infringe any other patents or intellectual property rights, (b) conferring upon a party any license or other rights under any patents or other intellectual property rights, except the licenses and other rights with respect to the Overture Patents and MIVA Patents expressly granted hereunder, or (c) an agreement by any party to bring or prosecute actions or suits against third parties for infringement.

*** CONFIDENTIAL TREATMENT REQUESTED

ARTICLE VIII DISMISSAL; RELEASES

8.1 Each party agrees to dismiss the Subject Litigation, including all pending claims, counterclaims and defenses in the Subject Litigation, within seven (7) days of the Effective Date. Each party also waives any claim for costs incurred in the prosecution or defense of the Subject Litigation, and waives any claim, including but not limited to claims for malicious prosecution or abuse of process, any party hereto may have as to any other party hereto relating to the Subject Litigation.

8.2 Each party does hereby release, acquit and forever discharge the other parties hereto and their current and former Affiliated Entities and their respective current and former directors, officers, attorneys, employees and other agents of and from all liability, claims, demands, actions, causes of action, damages (whether general, special, exemplary or otherwise), costs and expenses (including attorneys’ fees) of whatever kind and nature with respect to the period before the Effective Date that such party may presently have against such other parties relating to (a) the claims of the Subject Litigation in existence on or before the Effective Date, (b) the infringement of the MIVA Patents on or before the Effective Date by Overture or Yahoo! or their current and former Affiliated Entities, or (c) the infringement of the Overture Patents on or before the Effective Date by MIVA or its current and former Affiliated Entities.

8.3 Overture and Yahoo! do hereby release, acquit and forever discharge the current and former Private Label Partners of MIVA and Espotting and their respective current and former officers, attorneys, employees and other agents of and from all liability, claims, demands, actions, causes of action, damages (whether general, special, exemplary or otherwise), costs and expenses of whatever kind and nature that Overture or Yahoo! may presently have against such Private Label Partners solely relating to the infringement of the Overture Patents that arises out of use of the Private Label Service provided by MIVA or Espotting on or before the Effective Date.

8.4 MIVA does hereby release, acquit and forever discharge the current and former customers of Overture and Yahoo! and current and former Affiliated Entities and their respective current and former officers, attorneys, employees and other agents of and from all liability, claims, demands, actions, causes of action, damages (whether general, special, exemplary or otherwise), costs and expenses of whatever kind and nature that MIVA may presently have against such customers solely relating to the infringement of the MIVA Patents that arises out of the use or redistribution of Yahoo! services and products provided by Overture or Yahoo! or their current Affiliated Entities on or before the Effective Date.

8.5 The parties hereto intend that, within the scope of the releases set forth in Sections 8.2, 8.3 and 8.4, this Agreement shall be effective as a bar to all liabilities, claims, demands, actions, causes of action, damages, costs and expenses (including attorneys’ fees) of whatever kind and nature, known or unknown, suspected or unsuspected, whether or not concealed or hidden, specified in such Sections 8.2, 8.3 and 8.4 to be released. In furtherance of this intent, the parties hereby expressly, knowingly and voluntarily waive, to the extent applicable, any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code, which reads as follows:

*** CONFIDENTIAL TREATMENT REQUESTED

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The parties hereto acknowledge that they have been advised with respect to the implications of California Civil Code Section 1542 or have had the opportunity to obtain such advice and fully recognize and acknowledge that they are releasing each other of and from any claims, whether known or unknown, relating to the subject matter specifically set forth in Sections 8.2, 8.3 and 8.4 with respect to the period before the Effective Date, even if such has not resulted in any actual damage to the affected party at the time of entering into this release. Nothing in the foregoing will result in, or be construed as, the release of any liability, claims, demands, actions, causes of action, damages, costs or expenses relating to any subject matter other than as specifically set forth in such Sections 8.2, 8.3 and 8.4.

8.6 Each party hereto shall bear all of its own costs and expenses, including attorney’s fees, in connection with the Subject Litigation and the settlement and dismissal thereof.

ARTICLE IX ASSIGNMENTS, TRANSFERS, AND CHANGE OF CONTROL

9.1 Overture shall not, and shall cause its Affiliated Entities not to, Transfer its or their ownership or control of or other rights with respect to any Overture Patent, and MIVA shall not, and shall cause its Affiliated Entities not to, Transfer its or their ownership or control of or other rights with respect to any MIVA Patent, unless such Transfer is subject to the maintenance of the licenses granted by the Transferor hereunder. In addition, MIVA shall not, and shall not permit its Affiliated Entities to, Transfer all or any substantial portion of its or their business unless such Transfer takes place in accordance with the terms and conditions of this Article IX and the Transferee is bound by the terms and conditions of this Agreement pursuant to this Article IX. Any attempt to Transfer other than in accordance with this Article IX shall be null and void.

9.2 None of Overture, Yahoo! or MIVA or any Subsidiaries granted any licenses or other rights hereunder (each, a “Licensee”) may Transfer this Agreement or any licenses or other rights granted to the Licensee under this Agreement (by assignment, by operation of law, or otherwise, and whether voluntarily or involuntarily) without the express prior written consent of the other party, which consent may be withheld in such other party’s sole and unfettered discretion, for any or no reason. Notwithstanding the foregoing, Overture or Yahoo! may Transfer this Agreement and all of its respective rights and obligations hereunder (including the licenses granted to it) in connection with a transaction resulting in a Change of Control of Overture or Yahoo!, as applicable, without MIVA's consent. Any attempt to Transfer this Agreement or any licenses or other rights hereunder other than in accordance with this Section 9.2 shall be null and void.

9.3 Overture shall have the right (at its option) to immediately terminate the licenses and other rights granted to MIVA (including its Subsidiaries) under Section 2.1 upon written notice to MIVA in the event of a Change of Control of MIVA, except that the provisions of this Section 9.3 shall not apply to:

*** CONFIDENTIAL TREATMENT REQUESTED

9.3.1 any Change of Control in which the Successor Entity (i) is not a *** Acquirer and (ii) has after the Change of Control a Market Value of less than $***; provided that, in either case, (a) Overture receives written notice of such Change of Control transaction setting forth the identity and a description of the other party or parties to the transaction not later than *** days before the date of the closing of such Change of Control, and (b) the Successor Entity by such date agrees in writing, in form and substance reasonably satisfactory to Overture, to be subject to and to comply with, and to cause MIVA (including any successor or assign) and its other Affiliated Entities to be subject to and to comply with, all of the terms and conditions of this Agreement; or

9.3.2 not more than *** involving a Change of Control in which the Successor Entity either (i) is a *** Acquirer or (ii) has after the Change of Control a Market Value that equals or exceeds $*** ; provided that, in either case, (a) Overture receives written notice of such Change of Control transaction setting forth the identity and a description of the other party or parties to the transaction not later than *** days before the date of the closing of such Change of Control, (b) the Successor Entity by such date agrees in writing, in form and substance reasonably satisfactory to Overture, to be subject to and to comply with, and to cause MIVA (including any successor or assign) and its other Affiliated Entities to be subject to and to comply with, all of the terms and conditions of this Agreement, and (c) the Successor Entity (including any Affiliated Entity) is not (and will not be as a result of the Change of Control) a Prohibited Acquirer/Beneficiary.

9.4 In connection with a Change of Control, the Market Value of an Entity as a result of the Change of Control (including the Market Value of the party subject to the Change of Control, the Successor Entity, and any other Entities that are or will become Affiliated Entities) will be based on the cumulative Market Values as of the date when a definitive agreement for the Change of Control is entered into.

ARTICLE X MISCELLANEOUS

10.1 This Agreement (including the recitals above and the exhibits hereto, which recitals and exhibits are incorporated in this Agreement) represents the entire agreement of the parties hereto with reference to the subject matter hereof, including the Subject Litigation and the licenses contemplated hereby, and supersedes all prior and contemporaneous negotiations, correspondence, term sheets, memoranda, discussions, and other understandings and agreements, written, oral or otherwise, between the parties regarding such subject matter. Each party hereto further acknowledges, represents and agrees that it has not received, and, in entering into this Agreement, it is not relying on, any representations, warranties, promises, statements, or other understandings or agreements, other than those expressly set forth in this Agreement (including the recitals above), and each party specifically disclaims reliance on any such representations, warranties, promises, statements, or other understandings or agreements by any other party or any rights arising therefrom.

*** CONFIDENTIAL TREATMENT REQUESTED

10.2 This Agreement may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto. No exercise or failure to exercise or delay by any party in exercising any right or remedy under this Agreement shall constitute a waiver by such party of such right or remedy in any other instance or any other right or remedy.

10.3 Any notice, request, permission, waiver, report, approval, consent or other communication required or permitted to be given hereunder shall be deemed duly given or sent only when delivered to the address and recipient as follows (or to such other address or recipient as a party may specify by written notice to the parties hereto from time to time):

Overture Services, Inc. 74 North Pasadena Avenue Pasadena, CA 91103 Attention: Jeanine L. Hayes Facsimile: 626-685-5601	MIVA, Inc. 5220 Summerlin Commons Blvd., Suite 500 Ft. Myers, FL 33907 Attention: Craig Pisaris-Henderson Facsimile: 239-561-7224

Yahoo!, Inc. 701 First Avenue Sunnyvale, CA 94089 Attention: Reggie Davis Facsimile:

10.4 The parties agree that they are each independent contractors, and nothing in this Agreement will be deemed to establish a joint venture, partnership, agency, employment, fiduciary or other relationship between the parties. No party has the right or authority to assume or create any obligation or responsibility on behalf of any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 10.4.

10.5 Nothing in this Agreement will constitute, or imply, the grant of any right to use the name or any trademarks, service marks or trade names of another party, and each party acknowledges that it does not have or obtain any such right hereunder.

10.6 This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods, the application of which is hereby excluded. Any dispute arising in connection with or relating to the interpretation or enforcement of this Agreement shall be submitted to either the Los Angeles or San Francisco offices of the American Arbitration Association (hereinafter referred to as the “AAA”), or to such other forum at such other location as the parties may agree on, for a determination in accordance with the rules of the AAA thereof, which determination shall be final and non-appealable and which determination may be entered in any court having jurisdiction thereof.

*** CONFIDENTIAL TREATMENT REQUESTED

10.7 This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute but one and the same instrument.

10.8 In the event of any arbitration, litigation or other legal proceeding between the parties relating to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party as an element of its costs, and not its damages, reasonable attorneys’ fees, arbitration and/or court costs, and other costs and expenses. Such relief shall be in addition to any other relief, award or damages to which the prevailing party may be entitled.

10.9 This is a contract under which each party a licensor to the other party of rights with respect to “intellectual property” within the scope of Section 101 of the U.S. Bankruptcy Code, and, in the event of a case under the Bankruptcy Code involving a party, the other parties shall have the right to exercise any and all rights described in Section 365(n) of the Bankruptcy Code or in this Agreement, including the right to retain the licenses and other rights contemplated hereby.

10.10 If a court of competent jurisdiction finds any provision of this Agreement or any right or obligation hereunder (or portion hereof or thereof) to be unenforceable, then this Agreement shall immediately be deemed amended or modified (a) to include a provision that, to the maximum extent legally permissible, reflects the intent of the parties reflected in such provision or with respect to such right or obligation or (b) if the foregoing is not possible, to exclude such provision, right or obligation. In any event, the remainder of this Agreement and any other rights and obligations shall continue in full force and effect.

10.11 The parties acknowledge and agree that this Agreement has been prepared by the parties and has been the subject of arm’s length and careful negotiation, that each party has been given the opportunity to independently review this Agreement with legal counsel, and that each party has the requisite experience and sophistication to understand, interpret, and agree to the particular language hereof. If there is a dispute related to subject matter of this Agreement, including an ambiguity or question of intent with respect to any provision of this Agreement, the Agreement will be construed as if drafted by all the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

10.12 The parties shall execute and deliver all reasonable further instruments and documents, and take all reasonable further action, to effectuate the purposes or intents of this Agreement.

[ THE NEXT PAGE IS THE SIGNATURE PAGE ]

*** CONFIDENTIAL TREATMENT REQUESTED

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate originals by their duly authorized representatives.

OVERTURE SERVICES, INC.

By: ________________________________
Name:
Title:

Overture Services, Inc.
74 North Pasadena Avenue
Pasadena, CA 91103

Attention: Jeanine L. Hayes, Esq.
Telephone: 626-685-5600
Facsimile: 626-685-5601	MIVA, INC.

By: _________________________________
Name:
Title:

MIVA, Inc.
5220 Summerlin Commons Blvd., Suite 500
Ft. Myers, FL 33907

Attention: ________________________
Telephone: 239-561-7229
Facsimile: 239-561-7224

YAHOO!, INC.

By: ________________________________
Name:
Title:

Yahoo!, Inc.
701 First Avenue
Sunnyvale, CA 94089

Attention: Reggie Davis, Esq.
Telephone:
Facsimile:

*** CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

***

***

*** CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B
APPROVED STATEMENTS

The following are statements that are approved by MIVA and Overture as contemplated by Section 5.2:

The parties have settled the Subject Litigation.

MIVA has taken a license of the ‘361 and ‘866 patents.

MIVA has agreed to pay running royalties under the license.

MIVA has taken a royalty-bearing non-exclusive license of certain Yahoo!/Overture patents.

[MIVA is] [Yahoo! and Overture] are pleased with the settlement.

*** CONFIDENTIAL TREATMENT REQUESTED